NEWS RELEASE

CONTACT:

Paul A. Criscillis, Jr.

Senior Vice President and CFO

770-822-4262

FOR IMMEDIATE RELEASE

NATIONAL VISION REPORTS OPERATING RESULTS

FOR 2005 FISCAL FIRST QUARTER

Lawrenceville, Georgia, May 16, 2005 -- National Vision, Inc. (AMEX:NVI) today announced operating results for its fiscal first quarter ended April 2, 2005.

Total net revenue from continuing operations for the first quarter of 2005 was $60.6 million, a 5% increase over total net revenue from continuing operations of $57.9 million in the prior year’s first quarter. The Company’s retail optical locations achieved a year-over-year comparable store sales increase of +2%.

Net earnings for 2005’s first quarter were $2.8 million, or $0.50 per share on a diluted basis, compared with net earnings of $3.1 million, or $0.56 per diluted share, in the first quarter of 2004. This reduction in net income was driven by an increase of $1.7 million in the provision for income taxes. The Company recorded a total income tax provision of approximately 40% of pre-tax income in the first quarter of fiscal 2005 whereas income taxes were recorded at a rate of approximately 6% in the fiscal 2004 first quarter. Substantially all of the 2005 income tax provision pertains to deferred income taxes, as the Company expects its cash taxes paid to be less than 4% of its full-year pre-tax income for 2005.

Adjusted EBITDA increased to $10.1 million in the fiscal 2005 first quarter from $9.7 million in the prior year comparable period.

Earnings before income taxes and discontinued operations increased to $4.5 million in 2005’s first quarter from $2.1 million in the first quarter of 2004.

“NVI delivered another very strong quarter,” stated Reade Fahs, CEO and President. “Positive sales comps were on top of a +10% sales comp in the first quarter of 2004. Our quarterly adjusted EBITDA was the best we’ve had in over five years and our earnings before income taxes and discontinued operations more than doubled those of last year’s first quarter.”

“At the end of the first quarter of 2005, we were operating 45 fewer retail optical locations than we were operating a year earlier,” Mr. Fahs continued. “In light of that reduction in store count and the significant increase in our effective tax rate, our net income comparisons are quite remarkable. Our store teams and operations management continue to perform exceptionally well.”

Fahs added, “We recently announced that we would use some of the first quarter’s positive cash flow to redeem $5.2 million of our Notes on June 1. We’ve also repurchased another $772,000 of our Notes so far this year, so our Note balance following the June 1 redemption will be approximately $67.0 million, assuming no other repurchases by then. We hope to continue repurchasing our Notes as opportunities arise.”

The Company will hold an Investor Relations Conference Call on Tuesday, May 17, 2005, at 11:00 a.m. EDT to discuss its first quarter results. The call may be accessed via the Company’s web site at www.nationalvision.com. Following the conclusion of the prepared remarks by management, the Company will accept and address questions from investors.

The Company’s financial disclosures refer to adjusted EBITDA because it is used in the calculation of excess cash flow principal repayments required under the Company’s Senior Subordinated Notes, it is the basis of certain covenants in the Company’s senior credit facility with the Fleet Retail Group and it is a widely accepted financial indicator of a company’s ability to service or incur indebtedness. Adjusted EBITDA is calculated as net earnings before interest, taxes, depreciation, amortization, and certain other unusual non-cash items. A reconciliation of net earnings to EBITDA is presented in the attached financial tables.

National Vision, Inc. is a retail optical company that operates vision centers primarily within host environments in the United States and Mexico. Our vision centers sell a wide range of optical products including eyeglasses, contact lenses and sunglasses. As of the end of the most recent fiscal quarter on April 2, 2005, the Company operated 406 vision centers.  As of the date of the news release, the Company operates 411 vision centers, including 293 located inside domestic Wal-Mart stores. National Vision depends on its domestic Wal-Mart locations for substantially all of its revenues and cash flow. Investments in the debt and equity securities of National Vision, Inc. are subject to substantial risks as described in the Company’s public filings with the Securities and Exchange Commission.

This release includes statements concerning the Company's plans, beliefs and expectations for future periods. These “forward-looking statements” may be identified by the use of words such as “intends,” “contemplates,” “believes,” “anticipates,” “expects,” “should,” “could,” “would” and words of similar import. These forward-looking statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from the expectations expressed or implied in such statements. With respect to such forward-looking statements and others that may be made by, or on behalf of, the Company, the factors described as "Risk Factors" in the Company's Reports filed with the SEC could materially affect the Company's actual results.

These risks and uncertainties include, among others, the Company’s potential inability to repay its debt, an adverse change in the Company’s relationship with Wal-Mart, changes in economic conditions (including an increase in interest rates), financial markets or customer demand, the level of competition in the retail eyecare industry, federal and state regulation of the healthcare and insurance industries (particularly in California), the tax treatment accorded to the Company’s net operating loss carryforwards by federal and state tax authorities, the Company's financial condition and other risks and uncertainties set forth in the Company's filings with the Securities and Exchange Commission.

All forward-looking statements included in this release are based upon management's present expectations and the information available at this time. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or other factors.

FINANCIAL TABLES TO FOLLOW

NATIONAL VISION, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share information)
(Unaudited)

	Three Months Ended
	April 2, 2005	April 3, 2004
Sales of optical products and services	$57,952	$56,003
Fees from managed vision care services	2,500	1,927
Sales of home medical products and services	120

Total net revenue	60,572	57,930
Cost of goods sold, including occupancy costs	26,072	23,976

Gross profit	34,500	33,954
Selling, general & administrative expense	27,789	29,033
Operating income from continuing operations	6,711	4,921
Other income (expense):
Interest expense	-2,368	-2,911
Gain on repurchase of Senior Subordinated Notes	6
Other income, net	196	40

Earnings before taxes and discontinued operations	4,545	2,050
Income tax expense	1,783	135

Net earnings before discontinued operations	2,762	1,915

Discontinued operations:
Operating income from discontinued operations	138	1,257
Loss on disposal	-1	-31
Income tax expense	70	50
Earnings from discontinued operations	67	1,176

Net earnings	$2,829	$3,091

Earnings per common share:

Basic	$0.54	$0.61

Diluted	$0.50	$0.56

NATIONAL VISION, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
April 2, 2005 and January 1, 2005
(In thousands)

	April 2, 2005
	(Unaudited)	January 1, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,365	$7,858
Accounts receivable
(net of allowance: 2005 - $550; 2004 - $423)	4,051	2,561
Inventories	13,781	14,065
Deferred income tax asset	8,024	9,394
Other current assets	1,351	2,405
Total current assets	38,572	36,283
PROPERTY AND EQUIPMENT, net	12,291	12,271
INTANGIBLE VALUE OF CONTRACTUAL RIGHTS
(net of accumulated amortization: 2005 - $28,851;
2004 - $26,974)	83,894	85,771
OTHER ASSETS AND DEFERRED COSTS
(net of accumulated amortization: 2005 - $1,236;
2004 - $1,193)	780	785
	$135,537	$135,110

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,495	$3,446
Accrued expenses and other current liabilities	23,853	23,772
Senior Subordinated Notes - current portion	5,200	4,858
Total current liabilities	34,548	32,076
DEFERRED INCOME TAX LIABILITY	8,514	8,191
OTHER LONG TERM LIABILITIES	490	491
SENIOR SUBORDINATED NOTES	67,693	72,930
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $1 par value; 5,000,000 shares
authorized, none issued
Common stock, $0.01 par value; 10,000,000 shares authorized,
5,390,679 shares issued and outstanding at April 2, 2005
and January 1, 2004.	54	54
Additional paid-in capital	25,592	25,592
Deferred stock compensation	-371	-407
Retained deficit	-728	-3,557

Accumulated other comprehensive loss	-255	-260
Total shareholders’ equity	24,292	21,422
	$135,537	$135,110

NATIONAL VISION, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands except per share information)
(Unaudited)
	April 2, 2005	April 3, 2004
Cash flow from operating activities:
Net income	$2,829	$3,091
Adjustments to reconcile cash to net income:
Depreciation and amortization	3,052	3,487
Gain on repurchase of Senior Subordinated Notes	-6
Loss (gain) on disposal of equipment	-56	115
Deferred income taxes	1,693
Other	47	100
Changes in operating assets and liabilities:
Accounts receivable	-1,490	-885
Inventories	284	613
Other current assets	1,054	-53
Other assets	-10	6
Accounts payable	2,049	1,081
Accrued expenses and other current liabilities	81	-692
Other non-current liabilities	-1
Net cash provided by operating activities	9,526	6,863
Cash flow from investing activities:
Purchase of property and equipment	-1,181	-861
Proceeds from sale of property and equipment	59	98
Net cash used by investing activities	-1,122	-763
Cash flow from financing activities:
Principal payments on subordinated debt	-4,858	-545
Repurchases of subordinated debt	-31
Deferred financing costs	-8	-9
Net cash used by financing activities	-4,897	-554
Net increase in cash	3,507	5,546
Cash, beginning of year	7,858	3,545
Cash, end of period	$11,365	$9,091

Supplemental cash flow information
Cash paid for:
Interest	$4,671	$5,772
Income taxes	$49	$193

NATIONAL VISION, INC.
COMPUTATION OF CONSOLIDATED EBITDA
Three Month Periods Ended April 2, 2005 and April 3, 2004
(In thousands)
	April 2, 2005	April 3, 2004

Net earnings	$2,829	$3,091
Adjustment to net earnings:
Interest expense	2,368	2,911
Income tax expense	1,853	185
Depreciation and amortization	3,052	3,487
Gain on repurchase of Notes	-6
Other	-29	-17

Adjusted EBITDA	$10,067	$9,657